UHY LLP
Certified Public Accountants

26200 American Drive, Suite 400
Southfield, MI 48034-6173

Telephone 248-355-0280
Fax 248-355-0157
Web www.uhy-us.com

June 3, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by ABC Acquisition Corp. 1501, which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report filed on June 4, 2010. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

UHY LLP

UHY LLP